EXHIBIT (j)
                              Guarantee Agreements
      Assumption of AmerUs Guarantee (Agreement Regarding Share Purchases)


                               GUARANTEE AGREEMENT

         This Guarantee Agreement dated as of the 8th day of ___________ day of _____________, 19 _____, by Ameritas Life Insurance Corp., a Nebraska Insurance corporation ("the Parent") and Ameritas Variable Life Insurance Company, a Nebraska Insurance corporation ("the Subsidiary").

         WHEREAS, the Parent wishes in furtherance of its corporate purposes and in order to induce persons including policyholders to enter into transactions with Subsidiary, to guarantee all of the duties and obligations of the Subsidiary unless and until the conditions for terminating such Guarantee as specifically provided herein are met.

         NOW THEREFORE, in consideration of the premises and the mutual covenant contained herein, and to induce others including policyholders of Subsidiary to enter into and transact business with Subsidiary, Parent covenants and agrees as follows:

Section I - The Guarantee

         Parent absolutely, irrevocably, and unconditionally guarantees as primary obligor, the full, complete, and absolute performance of all duties and obligations of Subsidiary to the same extent and effect as if such duties and obligations were that of the Parent. Parent hereby agrees, that if any obligation or duty required to be performed by Subsidiary shall not be performed by Subsidiary as or when required, that Parent shall ten days after demand by anyone entitled to the receipt of such performance of such obligation, do or perform such obligation including the payment of any monies to the full extent as if the same had been a duty or obligation of Parent. Such Guarantee shall irrevocably and unconditionally remain in full force and effect unless the conditions more particularly set out below shall occur.

Section II - Merger Consolidation, Etc.

         In the event that Parent [i] is a party to a merger or consolidation in which the Parent shall not be the surviving corporation or [ii] shall sell all or substantially all of its assets, the surviving corporation or the entity to which such sale has been made as the case may be, shall upon the request of the Parent and as a condition of such merger, consolidation, or sale, assume the obligations of the Parent with regard to this Guarantee, and shall confirm by an instrument in writing its assumption of the obligations and duties of the Parent hereunder or [iii] in the event that the Subsidiary is a party to a merger or consolidation in which the Subsidiary shall not be the surviving corporation or [iv] shall sell all or substantially all of its assets or [v] Parent shall sell to a third-party a majority interest in Subsidiary the surviving corporation or the entity to which such sale of assets has been made or the entity to which such sale of stock has been made as the case may be, shall as a condition of such merger, consolidation, sale of assets, or sale of stock, agree to assume the full guarantee of Parent, and Parent shall in addition remain liable upon its Guarantee unless the surviving corporation, purchaser of assets, or purchaser of stock shall possess a quality rating issued by a National Rating Agency equal to or greater than Parent. If such surviving corporation or entity who has purchased such assets or stock possesses a quality rating issued by a National Rating Agency equal to or greater than Parent, it shall agree in writing to assume all of the Parent's obligations under this Guarantee, and shall file a copy of such writing with all Departments of Insurance in states in which Subsidiary conducts business after which time, Parent's Guarantee shall terminate and Parent shall be relieved of all responsibility thereunder. For the purposes of this Guarantee "National Rating Agency" shall mean a rating agency such as A.M. Best, Standard & Poor's, Moody's or such other similar rating agency nationally recognized.

Section III - Payments of Money or Performance of Duties or Obligations

         All payment of money to be made by the Guarantor hereunder, for and on behalf of the Subsidiary, and all duties or obligations required to be performed by Parent for and on behalf of such Subsidiary shall be paid or done and performed n exactly the same manner and at the same times and places as required to be performed by the Subsidiary.

Section IV - Miscellaneous

     A. This Guarantee and the rights and obligations of the parties hereunder, shall be construed and in accordance with and be governed by the laws of the State of Nebraska;

     B. In case any one or more of the provisions contained in this Guarantee shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability or the remaining provisions hereunder, shall not in any way be effected or impaired thereby;

     C. No failure or delay in exercising any right, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege.

Section V - Duration of Guarantee

         This Guarantee is a continuing one and shall continue to apply without regard to the former amount of indebtedness or obligation guaranteed, or former acts, or duties guaranteed which Subsidiary may create, renew, extend, or alter in whole or in part without notice to the Parent from time to time, and it is hereby agreed that Subsidiary may surrender, release, exchange, or alter any duty or obligation either, in whole or in part, without affecting the obligation or liability of Parent on this Guarantee.

Section VI - Termination of Guarantee

         This Guarantee shall continue in full force and in effect and remain binding upon the Parent, unless one of the following acts shall occur:

     A. More than fifty percent of the stock of Subsidiary shall be purchased by another entity whose financial quality shall be officially recognized by some form of National Rating Agency to be equal to or greater than that of Parent. At which time after such purchaser acknowledges in writing, its guarantee of all such duties or obligations, and after written notice of such sale and assumption of obligations by such purchaser have been made with all departments of insurance in which Subsidiary shall conduct business, whereupon Parent shall thereafter be relieved of all obligations under said Guarantee whether such obligations occurred before or after the sale of such stock; or

     B. Said Subsidiary itself shall be recognized by some National Rating Agency to have financial quality equal to or greater than Parent. Parent shall thereafter, be permitted to file a written notice with each department of insurance in which Subsidiary conducts business, together with a copy of such rating, after which Parent shall thereafter be discharged of all duties or obligations under said Guarantee regardless of whether such obligations occurred before or after Subsidiary shall have received such rating.

         AMERITAS LIFE INSURANCE CORP.            AMERITAS VARIABLE LIFE
                                                  INSURANCE COMPANY

         /s/ Jon C. Headrick                      /s/ Neal E. Tyner
         ________________________________         _____________________________
         Senior Vice President-                   Chairman of the Board and
             Investments and Treasurer                   Chief Executive Officer

                               GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT (the "Guarantee") dated as of the ________ day of ________, 20_____, by AMAL Corporation, a Nebraska corporation ("AMAL"), for the benefit of Ameritas Variable Life Insurance Company, a Nebraska life insurance corporation ("AVLIC").

WHEREAS, AMAL has acquired 100% of the stock of Ameritas Variable Life Insurance Company, a Nebraska life insurance corporation ("AVLIC"); and

WHEREAS, Ameritas Life Insurance Corp. ("ALIC") which previously owned 100% of the stock of AVLIC, executed and delivered a Guarantee Agreement dated as of July 8, 1991 (the "ALIC Guarantee"), under which it guaranteed all of the duties and obligations of AVLIC; and

WHEREAS, AMAL wishes to supplement the ALIC Guarantee, which will remain in full force and effect after the date hereof, with its own guarantee of all of the duties and obligations of AVLIC, which guarantee is executed and delivered in furtherance of AMAL's corporate purposes and in order to induce persons including policyholders to enter into transactions with AVLIC; and

WHEREAS, the ALIC Guarantee and this Guarantee shall remain in full force and effect, respectively, until and unless the conditions specifically provided in the ALIC Guarantee and/or herein for terminating such guarantees are met.

NOW THEREFORE, in consideration of the premises (including the ongoing ALIC Guarantee), and to induce others including policyholders of AVLIC to enter into and transact business with AVLIC, AMAL covenants and agrees as follows:

Section I - The Guarantee

AMAL absolutely, irrevocably and unconditionally guarantees, as primary obligor, the full, complete and absolute performance of all duties and obligations of AVLIC to the same extent and effect as if such duties and obligations were those of AMAL. AMAL hereby agrees that if any obligation or duty required to be performed by AVLIC shall not be performed by AVLIC as or when required, that AMAL shall, within ten days after demand by anyone entitled to the receipt of performance of such obligation, do or perform such obligation including the payment of any moneys to the full extent as if the same had been a duty or obligation of AMAL. This Guarantee shall irrevocably and unconditionally remain in full force and effect unless the conditions more particularly set out below shall occur.

Section II - Merger, Consolidation, Etc.

A. In the event that AMAL:

     (i) is a party to a merger or consolidation in which AMAL shall not be the surviving corporation, or

     (ii) shall sell all or substantially all of its assets, then the surviving corporation, or the entity to which such sale has been made, as the case may be, shall, upon the request of AMAL and as a condition of such merger, consolidation or sale, assume the obligations of AMAL with regard to this Guarantee, and shall confirm by an instrument in writing its assumption of the obligations and duties of AMAL hereunder.

B. In the event that:

     (i) AVLIC is a party to a merger or consolidation in which AVLIC shall not be the surviving corporation, or

     (ii) AVLIC shall sell all or substantially all of its assets, or

     (iii) AMAL shall sell or cause to be sold to a third party all of its interest in AVLIC or, if less, a majority interest in AVLIC, then the surviving corporation or the transferee of such assets or of such interest, as the case may be, shall, as a condition of such transaction, agree to assume the full guarantee of AMAL, and AMAL shall remain liable upon its Guarantee; provided, however, that if such surviving corporation or such transferee shall possess a quality rating issued by a National Rating Agency (as defined below) equal to or greater than that of ALIC, and if such person or entity shall guarantee in writing the duties and obligations guaranteed by AMAL hereunder and file a copy of such writing with the department of insurance for each state in which AVLIC then conducts business, then this Guarantee shall terminate and AMAL shall be relieved of all obligations under this Guarantee whether said obligations arose before or after such termination.

C. For purposes of this Guarantee, "National Rating Agency" shall mean a rating agency such as A.M. Best, Standard & Poor's, Moody's or such other similar rating agency as may be nationally

Section III - Payments of Money or Performance of Duties or Obligations

Any payment of money to be made by AMAL hereunder for and on behalf of AVLIC, and any duties or obligations required to be performed by AMAL for or on behalf of AVLIC, shall be paid or done and performed in the same manner and at the same times and places as required to be performed by AVLIC, subject to the demand and 10-day notice period provided in Section I hereof.

Section IV - Miscellaneous

A. This Guarantee and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Nebraska.

B. In case any one or more of the provisions contained in this Guarantee shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereunder shall not in any way be affected or impaired thereby;

C. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

Section V - Duration of Guarantee

This Guarantee is a continuing one and shall continue to apply without regard to the former amount of indebtedness or obligation guaranteed, or former acts, or duties guaranteed, which AVLIC may create, renew, extend or alter in whole or in part without notice to AMAL from time to time, and it is hereby agreed that AVLIC may surrender, release, exchange or alter any duty or obligation, either in whole or in part, without affecting the obligation or liability of AMAL on this Guarantee.

Section VI - Termination of Guarantee

This Guarantee shall continue in full force and effect and remain binding upon AMAL, unless one of the following acts shall occur:

A. The conditions identified in Section II.B. above as a basis for termination of this Guarantee shall occur; or

B. The ALIC Guarantee shall be terminated and/or ALIC shall be discharged of all duties and obligations thereunder for any reason other than a purchase by AMAL, directly or indirectly, of all of the interests in AVLIC; of

C. AVLIC itself shall be recognized by a National Rating Agency to have financial quality equal to or greater than ALIC. AMAL may thereafter file a written notice, together with a copy of such rating, with the department of insurance for each state in which AVLIC then conducts business, and AMAL shall thereupon be discharged of all duties or obligations under this Guarantee regardless of whether such obligations occurred before or after AVLIC shall have received such rating.

IN WITNESS WHEREOF, this Guarantee has been duly executed by the parties hereto as of the date first written above.

AMAL CORPORATION                            AMERITAS VARIABLE LIFE
                                            INSURANCE COMPANY

By:   /s/ Lawrence J. Arth                  By:  /s/ Lawrence J. Arth
     ---------------------------------           -------------------------------

Its:  Chairman of the Board                 Its:  Chairman of the Board
     ---------------------------------           -------------------------------

                               AGREEMENT REGARDING
                                 SHARE PURCHASES

         This AGREEMENT REGARDING SHARE PURCHASES (the "Agreement") is made as of September 23, 2005, by and among Ameritas Life Insurance Corp. ("Buyer"), AMAL Corporation ("AMAL") and AmerUs Life Insurance Company ("Seller").

RECITALS

A.   Seller  owns  42.19672  shares of  capital  stock of AMAL  (represented  by
     Certificate   Numbers  12  (40.19447   shares)  and  13  (2.00225  shares))
     (collectively, the "AMAL Shares").

B. AMAL, inter alia, owns 100% of the shares of capital stock of Ameritas Investment Corp. ("AIC").

C.   Seller  has  agreed  to  dispose  of  its  AMAL  Shares  for  an  aggregate
     consideration  of $        in a transaction  in which  concurrently  (i)
     Buyer will purchase  40.19447 of the AMAL Shares from Seller for a purchase
     price of  $          and (ii) AMAL  will  exchange  70,499  shares of AIC
     common stock (the "AIC Shares"), constituting 33.58695% of the outstanding shares of capital stock of AIC, for 2.00225 of the AMAL Shares owned by
     Seller (having an agreed upon value of $         )

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereto agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "AIC Shareholder Agreement" -- Shareholder Agreement to be entered into by and between Seller and AMAL as of the Closing Date, in the form of Exhibit A attached.

         "Agreement Regarding Distribution" -- Agreement Regarding Distribution to be entered into by and between Seller and AVLIC as of the Closing Date, in the form of Exhibit B attached.

         "AML" -- American Mutual Life Insurance Company n/k/a AmerUs Life Insurance Company.

         "AVLIC" - Ameritas Variable Life Insurance Company.

         "Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "Closing Date" - shall mean September 26, 2005, or such earlier date as the parties hereto may agree upon in writing.

         "Consent" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" - all of the transactions, agreements, covenants, representations and warranties set forth in and/or contemplated by this Agreement, including, but not limited to: (i) the sale of 40.19447 AMAL Shares by Seller to Buyer; (ii) Seller's and AMAL's exchange of 2.00225 of AMAL Shares for the AIC Shares, (iii) the performance by Buyer, Seller and AMAL of their respective covenants, agreements and obligations under this Agreement and
(iv) the execution and delivery of the documents, agreements and certificates as contemplated by this Agreement.

         "Contract" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Existing Guarantees" -- collectively, the Guaranty, the State Guarantees and each and every agreement, document or instrument obligating Seller to pay or perform any duty, agreement or obligation of AMAL or AVLIC.

         "Governmental Authorization"- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" - any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (ii governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Guaranty" - Guarantee Agreement dated as of April 1, 1996 by AML and AVLIC pursuant to which AML guaranteed the performance of all of the duties of AVLIC.

         "HSR Act" the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Knowledge" - a Person will be deemed to have "Knowledge " of a particular fact or other matter if any individual who is serving, or who has at any time served, as an employee, director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Management and Administrative Service Agreement" - Management and Administrative Service Agreement to be entered into by and between Seller and AVLIC as of the Closing Date, in the form of Exhibit C attached.

         "Order" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Organizational Documents" - (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

         "Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Related Persons" - any of the following

         (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (ii)  any  Person  that  holds a Material  Interest  in such  specified
               Person;

         (iii) any Person in which such specified Person holds a Material Interest; or

         (iv) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

         For purposes of this definition, "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

         "Securities Act" the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "State Guarantees" -- any guarantee, indemnity, assumption or similar document, agreement or instrument provided, given or delivered by Seller or to which Seller is bound or obligated that relates to or is in connection with, providing guarantees or assurances of or with respect to AVLIC's or AMAL's payment or performance of any of their respective obligations, duties or agreements.

         "Termination Agreement" Termination of Management and Administrative Service Agreement to be entered into by and among Seller, Buyer and AVLIC as of the Closing Date, in the form of Exhibit D attached.

2.   SALE AND TRANSFER OF THE AMAL SHARES AND THE AIC SHARE CLOSING

     2.1 AMAL Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller will sell and transfer 40.19447 AMAL Shares to Buyer and Buyer will purchase the AMAL Shares from Seller.

     2.2 Buyer's Purchase Price for AMAL Shares. The Buyer's purchase price for
40.19447 AMAL Shares shall be $         .

     2.3 MC Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall exchange 2.00225 of Seller's AMAL Shares for AMAL's AIC Shares.

     2.4 Fair Market Value of AIC Shares. The parties understand and agree that the fair market value for the AIC Shares and the 2.00225 AMAL Shares is equal to
$            .

     2.5 Closing Obligations. On the Closing Date:

     (a) Seller will deliver:

          (i) to Buyer certificates representing 40.19447 AMAL Shares, duly endorsed (or accompanied by duly executed stock powers) by an authorized officer of Seller; and

          (ii) to AVLIC a counterpart of each of the following: (x) Agreement Regarding Distribution, (y) Management and Administrative Service Agreement and (z) Termination Agreement, each executed by an authorized officer of Seller.

     (b)  Seller will deliver to AMAL;

          (i) certificates representing 2.00225 AMAL Shares, duly endorsed (or accompanied by duly executed stock powers) by an authorized officer of Seller, and

          (ii) a counterpart of the AIC Shareholder Agreement, executed by an authorized officer of Seller.

     (c)  Buyer will deliver or cause to be delivered to Seller:

          (i) $         in immediately available funds via wire transfer as
          follows:

                              The Bank of New York
                                 ABA #021000018
                   Account name: AmerUs Life Insurance Company
                           Account number: 0000-010040
                               Attn: Matthew Haney

          which amount represents the purchase price Buyer is paying for the AMAL Shares;

          (ii) a counterpart of the Agreement Regarding Distribution executed by an authorized officer of AVLIC;

          (iii) a counterpart of the Management and Administrative Service Agreement executed by an authorized officer of AVLIC; and

          (iv) a counterpart of the Termination Agreement executed by an authorized officer of AVLIC and Buyer.

     (d)  AMAL will deliver to Sent :

          (i) a counterpart of the AIC Shareholder Agreement executed by an authorized officer of AMAL; and

          (ii) certificates representing the AIC Shares, duly endorsed (or accompanied by duly executed stock powers) by an authorized officer of AMAL.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer and AMAL as follows:

     3.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa.

     3.2 Authority; No Conflict. Except as may be limited by bankruptcy, insolvency or other similar laws or by equitable principals related to or limiting creditors' rights generally: (a) this Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms and (b) upon the execution and delivery by Seller of the AIC Shareholder Agreement, the Agreement Regarding Distribution and the Management and Administrative Service Agreement (collectively, the "Seller's Closing Documents") the Seller's

Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their terms, Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and the Seller's Closing Documents.

Neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the Contemplated Transactions by Seller will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions or this Agreement pursuant to: (a) any provision of Buyer's Organizational Documents; (b) any resolution adopted by the board of directors or the shareholders of Seller; (c) any Legal Requirement or Order to which Seller may be subject; or (d) any Contract to which Seller is a party or by which Seller may be bound.

     3.3 Consents. Except for such Consents as Seller has already obtained, Seller is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions,

     3.4 Investment Intent. Seller is acquiring the AIC Shares for its own account and not with a view to their distribution within the meaning of Section 2 (11) of the Securities Act.

     3.5 Certain Proceedings. There is no pending Proceeding that has been commenced against Seller that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Seller's Knowledge, no such Proceeding has been threatened.

     3.6 Closing Date. Unless Seller provides written notice to the Buyer to the contrary prior to the Closing Date, Seller shall be deemed to have remade each of the foregoing representations and warranties to Buyer and AMAL as of the Closing Date.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

     4.1 Organization and Good Standing. Buyer and AVLIC are each corporations duly organized, validly existing, and in good standing under the laws of the State of Nebraska.

     4.2 Authority; No Conflict. Except as may be limited by bankruptcy, insolvency or other similar laws or by equitable principals related to or limiting creditors' rights generally: (a) this Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and (b) upon the execution and delivery by AVLIC of the Agreement Regarding Distribution and the Management and Administrative Service Agreement (collectively, the "AVLIC's Closing Documents"), AVLIC's Closing Documents will constitute the legal, valid, and binding obligations of AVLIC, enforceable against AVLIC in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and AVLIC has the absolute and unrestricted right, power, and authority to execute and deliver AVLIC's Closing Documents and to perform their respective obligations under this Agreement and AVLIC's Closing Documents.

Neither the execution or delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer and/or AVLIC will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions or this Agreement pursuant to: (a) any provision of Buyer's or AVLIC' s Organizational Documents; (b) any resolution adopted by the board of directors or the stockholders of Buyer or AVLIC; (c) any Legal Requirement or Order to which Buyer or AVLIC may be subject; or (d) any Contract to which Buyer or AVLIC is a party or by which Buyer or AVLIC may be bound.

     4.3 Consents. Except for such Consents as Buyer has already obtained or are set forth on Schedule 4.3 attached, neither Buyer nor AVLIC is or will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.4 Investment Intent. Buyer is acquiring the AMAL Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     4.5 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer or AVLIC that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

     4.6 Closing Date. Unless Buyer provides written notice to the Seller to the contrary prior to the Closing Date, Buyer shall be deemed to have remade each of the foregoing representations and warranties to Seller as of the Closing Date.

5. REPRESENTATIONS AND WARRANTIES OF AMAL. AMAL represents and warrants to Seller as follows:

     5.1 Organization and Good Standing. AMAL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nebraska.

     5.2 Authority; No Conflict. Except as may be limited by bankruptcy, insolvency or other similar laws or by equitable principals related to or limiting creditors' rights generally: (a) this Agreement constitutes the legal, valid, and binding obligation of AMAL enforceable against AMAL in accordance with its terms and (b) upon the execution and delivery by AMAL of the AIC Shareholder Agreement, the AIC Shareholder Agreement will constitute the legal, valid, and binding obligations of AMAL, enforceable against AMAL in accordance with their respective terms. AMAL has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the AIC Shareholder Agreement and to perform its obligations under this Agreement and the AIC Shareholder Agreement.

Neither the execution and delivery of this Agreement by AMAL nor the consummation or performance of the AIC Shareholder Agreement by AMAL will give any Person the right to prevent, delay, or otherwise interfere with this Agreement and/or the AIC Shareholder Agreement pursuant to: (a) any provision of AMAL's Organizational Documents; (b) any resolution adopted by the board of directors or the stockholders of AMAL; (c) any Legal Requirement or Order to which AMAL may be subject; or (d) any Contract to which AMAL is a party or by which AMAL may be bound.

     5.3 Consents. Except for such Consents as AMAL has already obtained, AMAL will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the AIC Shareholder Agreement.

     5.4 Certain Proceedings. There is no pending Proceeding that has been commenced against AMAL that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To AMAL's Knowledge, no such Proceeding has been threatened.

     5.5 Closing Date. Unless AMAL provides written notice to the Seller to the contrary prior to the Closing Date, AMAL shall be deemed to have remade each of the foregoing representations and warranties to Seller as of the Closing Date.

     5.6 AIC Capital Stock. AMAL is the owner of 209,900 shares of common stock of AIC, which constitute all of the outstanding shares of capital stock of AIC. There are no outstanding options or other rights to purchase shares of capital stock of Ale or obligations to offer or sell any right, title or interest in and/or to shares of the capital stock of AIC.

6. COVENANTS OF BUYER.

     6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including any required filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to obtain the Consents set forth in Schedule 4.3.

     6.2 Release of Guarantees. Buyer covenants and agrees from and after the Closing Date that it shall use its Best Efforts to effect the termination of each of the Existing Guarantees. Buyer covenants and agrees to promptly after the Closing Date file, as appropriate, evidence of the termination of the Existing Guarantees and/or the assumptions and indemnities given to Seller by Buyer pursuant to Section 11 hereof, which evidence of assumptions and indemnities shall be substantially and in all material respects in the form of
Schedule 6.2 attached, with each state in which (i) AVLIC conducts business and
(ii) Seller has or might have an obligation, duty or liability with respect to an Existing Guaranty.

7. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to sell AMAL Shares to Buyer, exchange AMAL Shares with AMAL for the AIC Shares and to take the other actions required to be taken by Seller on the Closing Date is subject to all of Buyer's and AMAL's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), being accurate in all material respects as of the Closing Date as if made on the Closing Date.

8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase AMAL Shares as contemplated herein and to take the other actions required to be taken by Buyer on the Closing Date is subject to (i) the Buyer's having received each of the Consents identified in Schedule 4.3 (which condition will be deemed waived by Buyer if Buyer fails to provide notice to Seller prior to the Closing Date that Buyer has failed to obtain such Consents) and (ii) all of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), being accurate in all material respects as of the Closing Date as if made on the Closing Date.

9. CONDITIONS PRECEDENT TO AMAL'S OBLIGATION TO CLOSE. AMAL obligation to exchange the AIC Shares and to enter into the AIC Shareholder Agreement is subject to all of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), being accurate in all material respects as of the Closing Date as if made on the Closing Date.

10. TERMINATION. This Agreement may, by notice given on or before the Closing Date, be terminated:

          (i) by Buyer if a material breach of any representation, covenant or obligation under this Agreement has been committed by Seller or if Buyer, after using its Best Efforts, has not been able to obtain each of the consents set forth on Schedule 4.3.

          (ii) by AMAL if a material breach of any representation, covenant or obligation under this Agreement has been committed by Seller.

          (iii) by Seller if a material breach of any representation, covenant or obligation has been committed by Buyer or AMAL or if Seller receives a notice from the Buyer that Buyer has failed after using its Best Efforts to obtain the Consents set forth on Schedule 4.3.

11. ASSUMPTION AND INDEMNITY. If no party terminates this Agreement pursuant to Section 10, from and after the Closing Date:

          11.1 Assumption of Existing Guarantees: Buyer assumes and agrees to promptly pay and perform all of Seller's obligations under, pursuant to, and/or in connection with the Existing Guarantees whether now existing or hereafter arising, when and as the same become payable or performable.

         11.2 Indemnification of Seller. Buyer agrees to unconditionally indemnify, defend, and hold the Seller harmless from and against any and all claims, demands, actions or causes of action that are asserted at any time against the Seller (or any Related Person of the Seller), which directly or indirectly relate to or arise from any of the Existing Guarantees, that are asserted at any time against the Seller (or any Related Person of Seller), and any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees and disbursements), that the Seller (or any Related Person of Seller) suffers or incurs as a result of any such claim, demand, action or causes of action or the assertion of any such claim, demand, action or causes of action (whether meritorious or not).

12. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the parties may mutually agree in writing.

13. CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, the parties hereto will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of such parties to maintain in confidence the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing information of the Contemplated Transactions (i) in any legal proceedings, (ii) to any regulatory bodies or
(iii) to any rating agency.

14. TERMINATION OF JOINT VENTURE AGREEMENT. The Buyer, Seller and Acacia Life Insurance Company understand, agree and acknowledge that all of Seller's rights, duties and obligations under that certain Joint Venture Agreement between Buyer and AML n/k/a Seller entered into as of June 30, 1996, as amended, (the "JV Agreement") shall terminate and, with respect to Seller, the JV Agreement shall terminate, as of the Closing Date except to the extent any party's rights, duties and obligations are explicitly provided to survive the termination of the JV Agreement, provided that such termination shall be without prejudice to any claim which any party may have against the other for breach of the JV Agreement (or any representation, warranty, covenant or agreement included therein).

15. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt) or (b) when received by the addressee if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

      Seller                                    Buyer

      Attention:   General Counsel              Attention:  President
                   611 5th Avenue                           5900 0 Street
                   Des Moines, IA 50309                     Lincoln, NE 68510
         with a                                    with a
         copy to:     Matthew G. Haney             copy to:    Donald R. Stading
                      699 Walnut                               General Counsel
                      Suite 1700                               5900 0 Street
                      Des Moines, IA 50309                     Lincoln, NE 68510

         AMAL

         Attention:   President 5900 0
                      Street Lincoln, NE
                      68510

         with a
         copy to:     Donald R. Stading
                      General Counsel
                      5900 0 Street
                      Lincoln, NE 68510

16. WAIVER. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

17. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

18. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

19. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

20. SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or 16.

interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement, All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

21. TIME OF ESSENCE. With regard to an dates and time periods set forth or referred to in this Agreement, time is of the essence.

22. SURVIVAL. The representations, duties, obligations and agreements of the Buyer set forth in Sections 6.2 and Section 11, and all other representations, duties, obligations and agreements of the parties under this Agreement, shall survive the Closing Date and the delivery of all documents, agreements and certificates as contemplated in Section 2 hereof:

23. GOVERNING LAW. This Agreement will be governed by the laws of the State of Nebraska without regard to conflicts of laws principles,

24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Ameritas Life Insurance Corp.                   AmerUs Life Insurance Company

  By:  /s/ JoAnn M. Martin                      By:  /s/ Gary R. McPhail
  Name:  JoAnn M. Martin                        Name: Gary R. McPhail
  Title: President & CEO                        Title:  President

  By:  /s/ Donald R. Stading                    By:  /s/ Siva I. Pathman
  Name:  Donald R. Stading                      Name: Siva I. Pathman
  Title: Sr. V.P., Sec & Corp. General Counsel  Title:  SVP

                                                Solely with respect to the
                                                provisions of Section 14 of the
                                                Agreement:

AMAL Corporation                                Acacia Life Insurance Company

  By:  /s/ Lawrence J. Arth                     By:  /s/ Haluk Ariturk
  Name:  Lawrence J. Arth                       Name: Haluk Ariturk
  Title: President & CEO                        Title: Chairman, President & CEO

  By:  /s/ Donald R. Stading                    By:  /s/ Robert-John H. Sands
  Name:  Donald R. Stading                      Name: Robert-John H. Sands
  Title: V.P., Sec & General Counsel            Title: Sr.V.P. & General Counsel
interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

21. TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

22. SURVIVAL. The representations, duties, obligations and agreements of the Buyer set forth in Sections 6.2 and Section 11, and all other representations, duties, obligations and agreements of the parties under this Agreement, shall survive the Closing Date and the delivery of all documents, agreements and certificates as contemplated in Section 2 hereof.

23. GOVERNING LAW. This Agreement will be governed by the laws of the State of Nebraska without regard to conflicts of laws principles.

24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

  Ameritas Life Insurance Corp.                 AmerUs Life Insurance Company

  By:  /s/ JoAnn M. Martin                      By:  /s/
  Name:  JoAnn M. Martin                        Name:
  Title: President & CEO                        Title: Senior Vice President

  By:  /s/ Donald R. Stading                    By:  /s/ Gary R. McPhail
  Name:  Donald R. Stading                      Name: Gary R. McPhail
  Title: Sr. V.P., Sec & Corp. General Counsel  Title:  President

                                                Solely with respect to the
                                                provisions of Section 14 of the
                                                Agreement:


  AMAL Corporation                              Acacia Life Insurance Company

  By:  /s/ Lawrence J. Arth                     By:
  Name:  Lawrence J. Arth                       Name:
  Title: President & CEO                        Title:

  By:  /s/ Donald R. Stading                    By:
  Name:  Donald R. Stading                      Name:
  Title: V.P., Sec & General Counsel            Title: